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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


WE CONSENT TO THE INCORPORATION BY REFERENCE, IN THE REGISTRATION STATEMENTS LISTED BELOW, OF OUR REPORT DATE FEBRUARY 10, 1994, WITH RESPECT TO THE CONSOLIDATED FINANCIAL STATEMENTS (NOT PRESENTED SEPARATELY HEREIN) OF COMMUNITY BANCORP, INC. (PREDECESSOR TO HUDSON CHARTERED BANCORP, INC.) AND SUBSIDIARIES INCLUDED IN THIS ANNUAL REPORT ON FORM 10-K OF HUDSON CHARTERED BANCORP, INC. FOR THE YEAR ENDED DECEMBER 31, 1995.

FORM S-8 RELATED TO THE HUDSON CHARTERED BANCORP, INC. (FORMERLY COMMUNITY BANCORP, INC.) EMPLOYEE STOCK OPTION PLAN (FILE NO. 33-71806)

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-3 RELATING TO THE HUDSON CHARTERED BANCORP, INC. DIVIDEND INVESTMENT AND STOCK PURCHASE PLAN (FILE NO. 33-48188)

POST-EFFECTIVE AMENDMENT NO. 1 (ON FORM S-8) TO FORM S-4 RELATING TO SHARES OF HUDSON CHARTERED BANCORP, INC. COMMON STOCK OFFERED PURSUANT TO THE FISHKILL NATIONAL CORPORATION INCENTIVE STOCK OPTION PLAN (FILE NO. 33-79844)

POST-EFFECTIVE AMENDMENT NO. 2 (ON FORM S-3) TO FORM S-2 RELATING TO THE OFFERING OF SHARES OF HUDSON CHARTERED BANCORP, INC. COMMON STOCK BY CERTAIN SELLING STOCKHOLDERS (FILE NO. 33-48660)

/S/ ERNST & YOUNG LLP



CLEVELAND, OHIO
MARCH 15, 1996